COMPENSATION

RECOUPMENT POLICY
Responsible Unit: Our People Corporate Services
Data Classification Level: 4 - Public
Adoption Date: June 23, 2023
Approved by the Board of Directors:
December 18, 2025

COMPENSATION RECOUPMENT POLICY
I. POLICY PURPOSE
Popular, Inc. (the “Corporation”) has adopted this Compensation Recoupment Policy (this
“Policy”)

to

provide

for

the

recovery

or

“clawback”

of

excess

Incentive-Based
Compensation earned

by

current or

former Executive

Officers

of

the

Corporation

in the
event of a required Restatement and to provide for the recovery or “clawback”

of Covered
Awards earned by current or former Covered

Employees of the Corporation

in the event

of
Misconduct (each, as defined under Section II of this Policy).
This Policy

is intended

to comply

with the

requirements of

Rule 10D-1

of the

Securities
Exchange Act

of 1934

and the

Nasdaq Stock

Market (“Nasdaq”)

Listing Rule

5608 (the
“Listing Standard”).

To the

extent that any provision in

this Policy is ambiguous as to

its
compliance with the Listing Standard or to the extent any provision in this Policy must be
modified

to

comply

with

the

Listing

Standard,

such

provision

will

be

read,

or

will

be
modified, as the case may be, in such a manner so that all applicable provisions under this
Policy comply with the Listing Standard.
II. DEFINITIONS
Unless the context otherwise requires, the following

definitions apply for purposes of this
Policy:
“Board” means the Board of Directors of the Corporation.

“Committee”

means the Talent and Compensation Committee

of the Board.
“Covered Award

”

means any

annual or

long-term cash,

equity or

equity-based incentive
or bonus compensation paid, provided or awarded to any Covered Employee.
“Covered

Employee”

means

an

Executive

Officer

and

any

other

employee

who

is
designated

by

the

Committee

as

a

Covered

Employee

for

purposes

of

this

Policy,

as
determined from time to time.

“Executive

Officer”

means
the

Corporation’s

president,

principal

financial

officer,
principal

accounting

officer

(or

if

there

is

no

such

principal

accounting

officer,

the
controller), any

vice

president

of

the

Corporation

in

charge

of

a

principal

business

unit,
division,

or

function

(such

as

sales,

administration,

or

finance),

any

other

officer

who
performs

a

policy-making

function,

or

any

other

person

who

performs

similar

policy-
making functions for the Corporation. Executive officers of the Corporation’s subsidiaries are

deemed

Executive

Officers

of

the

Corporation

if

they

perform

such

policy-making
functions for

the Corporation.
Policy-making function

is not

intended to

include policy-
making

functions

that

are

not

significant.

Identification

of

an

Executive

Officer

for
purposes of this Policy will include at a minimum

executive officers identified pursuant to
17

CFR

229.401(b).

For

purposes

of

this

Policy,

Executive

Officers

are

those

persons
designated by the

Board as the

policy-making officers

of the Corporation

for purposes of
Section 16 of the Securities Exchange Act of 1934 from time to time.

“Financial

Reporting

Measures”

means

any

of

the

following:

(i)

measures

that

are
determined and presented

in accordance with

the accounting principles

used in

preparing
the Corporation’s financial statements, and any measures

that are derived wholly or

in part
from

such

measures,

(ii)

stock

price

and

(iii)

TSR

(as

defined

below).

A

Financial
Reporting Measure need not be presented within the Corporation’s financial statements or included in a filing with the SEC.
“Incentive-Based

Compensation”
means

any

compensation

that

is

granted,

earned,

or
vested

based

wholly

or

in

part

upon

the

attainment

of

a

Financial

Reporting

Measure.
Examples

of

compensation

that

is

not

Incentive-Based

Compensation

under

this

Policy
include, but are not limited to: (i) salaries (a salary increase earned wholly or in part based
on the attainment of

a Financial Reporting Measure

is subject to a

recovery); (ii) bonuses
paid solely at the discretion of the Committee or

the Board that are not paid from a

“bonus
pool” that

is determined

by satisfying

a Financial

Reporting Measure

performance goal;
(iii)

bonuses

paid

solely

upon

satisfying

one

or

more

subjective

standards

(e.g.,
demonstrated leadership)

and/or completion

of a

specified employment

period; (iv)

non-
equity incentive plan awards earned solely upon satisfying one or more strategic measures
(e.g.,

consummating

a

merger

or

divestiture),

or

operational

measures

(e.g.,

opening

a
specified

number

of

offices,

completion

of

a

project,

increase

in

market

share);

and

(v)
equity awards

for which

the grant

is not

contingent upon

achieving any

Financial Reporting
Measure performance goal and vesting

is contingent solely upon completion

of a specified
employment period and/or attaining one or more nonfinancial reporting measures.
“Misconduct” means

(A) the

Covered Person’s

willful violation

of federal,

state or

local
law, rule or regulation, in either case, that causes

material financial or reputational harm

to
the

Corporation

or

any

of

its

affiliates

or

subsidiaries;

(B)

the

material

breach

by

the
Covered

Person

of

any

written

policy

of

the

Corporation

or

covenant

between

the
Corporation

and

the

Covered

Person;

(C)

the

Covered

Person’s

willful

or

reckless
disclosure

of

the

Corporation’s

confidential

information

or

trade

secrets;

or

(D)

the
Covered

Person’s

commission

of

an

act

of

fraud,

dishonesty

or

recklessness

in

the
performance of the Covered Person’s duties, which is not in good faith and which subjects
the Corporation or

its affiliates or subsidiaries

to excessive risk,

financial loss or

materially
disrupts,

damages,

impairs

or

interferes

with

the

business

of

the

Corporation

and

its
affiliates or subsidiaries.
“SEC” means the Securities and Exchange Commission.
“TSR” means total shareholder return.
III. RECOUPMENT IN THE EVENT OF RESTATEMENT
A. POLICY WITH RESPECT TO RECOUPMENT DUE TO RESTATEMENT
The Corporation

shall recover

reasonably promptly the

amount of erroneously

awarded
Incentive-Based Compensation in the event that the Corporation is required to prepare an accounting restatement

due to the

material noncompliance of the

Corporation with

any financial

reporting requirement

under the

securities laws,

including any

required
accounting restatement

to correct an

error in previously

issued financial statements

that
is

material

to

the

previously

issued

financial

statements,

or

that

would

result

in

a
material

misstatement

if

the

error

were

corrected

in

the

current

period

or

left
uncorrected

in

the

current

period

(a

“Restatement”).

Examples

of

changes

to

the
Corporation’s financial

statements that do

not represent error

corrections and will

not
trigger

the

application

of

this

Policy

include,

but are

not

limited

to:

(i)

retrospective
application of a change

in accounting principle; (ii) retrospective

revision to reportable
segment

information

due

to

a

change

in

the

structure

of

an

issuer’s

internal
organization;

(iii)

retrospective

reclassification

due

to

a

discontinued

operation;

(iv)
retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; (v) retrospective adjustment to provisional amounts in

connection

with

a

prior

business

combination;

and

(vi)

retrospective

revision

for
stock splits, reverse stock splits, stock dividends or other changes in capital structure.
The Corporation shall recover erroneously awarded Incentive-Based Compensation in compliance with this

Policy,

except to the extent

provided under Section III.E.

of this
Policy.
B.
SCOPE OF APPLICATION

1.
Persons Covered and

Recovery Period.

Recoupment under this

Section III applies
to all Incentive-Based Compensation received by a person:

● after beginning service as an Executive Officer,
●
who served as an Executive Officer

at any time during the performance period
for that Incentive-Based Compensation,
● while the Corporation has a class of securities listed on Nasdaq, and
●
in

the

case

of

a

Restatement,

during

the

three

completed

fiscal

years
immediately

preceding

the

date

that

the

Corporation

is

required

to

prepare

a
Restatement (the “Recovery Period”).
Notwithstanding this look-back requirement, the Corporation is only required to apply this Policy to Incentive-Based Compensation received on or after October 2, 2023.
For purposes

of this

Policy, Incentive-Based Compensation shall

be deemed

“received”
in the

Corporation’s

fiscal

period during

which the

Financial Reporting

Measure (as
defined herein) specified in the Incentive-Based Compensation award is attained, even
if the

payment or

grant of

the Incentive-Based

Compensation occurs

after the

end of
that period.
2.
Transition Period.

In addition

to the

Recovery Period,

in the

case of

a Restatement,
this

Policy

applies

to

any

transition

period

(that

results

from

a

change

in

the
Corporation’s fiscal year) within or immediately following the Recovery Period (a
“Transition Period”), provided that a

Transition Period between the

last day of the

Corporation’s

previous fiscal

year end

and the

first day

of the

Corporation’s

new
fiscal year

that comprises

a period

of nine

to 12

months will be

deemed a completed
fiscal year.
3.
Determining Recovery Period.

For purposes

of determining the

relevant Recovery
Period

in

the

case

of

a

Restatement,

the

date

that

the

Corporation

is

required

to
prepare the Restatement is the earlier to occur of:
●
the date

the Board,

a committee

of the

Board, or

the officer

or officers

of the
Corporation

authorized

to

take

such

action

if

Board

action

is

not

required,
concludes,

or

reasonably

should

have

concluded,

that

the

Corporation

is
required to prepare a Restatement, and
●
the

date

a

court,

regulator,

or

other

legally

authorized

body

directs

the
Corporation to prepare a Restatement.
For

clarity,

the

Corporation’s

obligation

to

recover

erroneously

awarded

Incentive-
Based Compensation under this Policy

is not dependent on if or

when a Restatement is
filed.
C. AMOUNT SUBJECT TO RECOVERY
1.
Recoverable

Amount

-

Restatement.

The

amount

of

Incentive-Based
Compensation subject to recovery under this Policy in the case of a Restatement is the amount of Incentive-Based Compensation received that exceeds the amount of
Incentive-Based

Compensation

that

otherwise

would

have

been

received

had

it
been determined

based on

the restated

amounts, computed

without

regard to

any
taxes paid.

2.
Covered

Compensation

Based

on

Stock

Price

or

TSR.

For

Incentive-Based
Compensation

based

on

stock

price

or

TSR,

where

the

amount

of

erroneously
awarded

Incentive-Based

Compensation

is

not

subject

to

mathematical
recalculation

directly

from

the

information

in

a

Restatement,

the

recoverable
amount shall

be determined

by the

Committee based

on a

reasonable estimate

of
the effect of the

Restatement on the stock

price or TSR upon

which the Incentive-
Based Compensation was

received.

In such event,

the Corporation shall

maintain
documentation of

the determination

of that

reasonable estimate

and provide

such
documentation to Nasdaq.
D. METHOD OF RECOVERY
Without

limiting

anything

in

this

Section

III,

the

Committee

will

have

discretion

in
determining

how

to

accomplish

recovery

of

erroneously

awarded

Incentive-Based
Compensation

under

this

Policy

in

the

event

of

a

Restatement,

recognizing

that
different means of recovery may be appropriate in different circumstances.

E. EXCEPTIONS

The Corporation shall recover erroneously awarded Incentive-Based Compensation in compliance with this

Policy except

to the

extent that

the conditions

set out

below are
met

and

the

Committee
has

made

a

determination

that

recovery

would

be
impracticable:

1. Direct Expense Exceeds Recoverable Amount.

The direct expense paid to a third
party to

assist in

enforcing this

Policy would

exceed the

amount to

be recovered;
provided, however, that before

concluding it would

be impracticable to

recover any
amount of erroneously

awarded Incentive-Based Compensation

based on expense
of enforcement,

the Corporation

shall make

a reasonable

attempt to

recover such
erroneously

awarded

Incentive-Based

Compensation,

document

such

reasonable
attempt(s) to recover, and provide that documentation to Nasdaq.
2.
Recovery from Certain

Tax

-Qualified Retirement Plans
.

Recovery would likely
cause an otherwise tax-qualified retirement plan, under which benefits are broadly
available to

employees of

the Corporation,

to fail

to meet

the requirements

of 26
U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
F. PROHIBITION AGAINST INDEMNIFICATION
Notwithstanding

the

terms

of

any

indemnification

arrangement

or

insurance

policy
with

any

individual

covered by

this

Policy,

the

Corporation shall

not

indemnify any
Executive Officer or former Executive Officer against the loss of erroneously awarded
Incentive-Based Compensation. In addition,

the Corporation may not

pay or reimburse
an

Executive

Officer

for

premiums

for

a

third-party

insurance

policy

to

fund

any
potential recovery obligations under this Policy.
G. DISCLOSURE
The Corporation shall file all disclosures with respect

to recoveries of Incentive-Based
Compensation

under

this

Policy

in

accordance

with

the

requirements

of

the

U.S.
Federal securities

laws, including the

disclosure required

by the applicable

SEC filings.
IV. RECOUPMENT IN EVENT OF MISCONDUCT
A. POLICY WITH RESPECT TO RECOUPMENT DUE TO MISCONDUCT
If the

Committee determines, in

its sole discretion,

that an

act or

omission by a

Covered
Employee that

constitutes Misconduct

has occurred,

the Committee

may determine

that
the

Corporation

recover

all

or

any

portion

of

(A)

any

outstanding

and

unpaid

or
unsettled

Covered

Award

(whether

or

not

vested)

that

was

awarded

to

a
Covered
Employee

and

(B)

any

Covered

Award

that

was

paid

to

or

received

by

a

Covered
Employee,

in

each

case,

during

the

12

month

period

preceding

the

date

of

the
Misconduct,

or

the

date

the

Corporation

becomes

aware

of

such

Misconduct,

as
determined by the Committee in its sole discretion.
Notwithstanding

anything

herein

to

the

contrary,

the

Committee

retains

the

sole
discretion

to

determine

whether,

and

to

what

extent,

to

enforce

such

recoupment,

repayment

or

forfeiture

upon

consideration

of

each

situation

based

on

its

individual
facts and circumstances and may make determinations that are not uniform among the
Covered Employees.
B. SCOPE OF APPLICATION
Recoupment

under

this

Section

IV

applies

to

all

Covered

Awards

received

by

a
Covered Employee:

● after beginning service as a Covered Employee; and
● who served as a Covered Employee at any time during the performance period for that Covered Award.
V. ADMINISTRATION
The

Committee

shall

oversee

compliance

with

this

Policy

and

perform

the

obligations
assigned

thereto

under

this

Policy.

Any

determinations

of

the

Committee

will

be

final,
binding and

conclusive and

need not

be uniform

with respect

to each

individual covered
by this Policy.

Our

People

Corporate

Services

Division

is

responsible

for

carrying

out

this

Policy

and
administering

any

recoupments

thereunder,

subject

to

Committee

oversight.

Our

People
Corporate Services

Division shall

notify the

Chief Legal

Officer

and the

Comptroller of
any recoupments made under this Policy.

The

Comptroller

Division

shall

promptly

notify

the

Our

People

Corporate

Services
Division and the Chief Legal Officer of any Restatement.

Subject to Section

IX, the Committee

may amend

this Policy

from time

to time

and may
terminate this Policy at any time, in each case in its sole discretion and in accordance with
the Nasdaq Listing Standard and applicable law.

VI. EFFECTIVENESS; OTHER RECOUPMENT RIGHTS
This Policy shall

be effective as

of October 2,

2023.

Any right of

recoupment under this
Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that
may be available to the

Corporation and its subsidiaries and

affiliates under applicable law
or

pursuant

to

the

terms

of

any

similar

policy

or

similar

provision

in

any

employment
agreement, equity award agreement or similar agreement.
VII. NON-COMPLIANCE NOTIFICATIONS
Any violation

of this

Policy must

be reported

immediately to

the Corporation’s Chief

Legal
Officer.

Violations

may also be reported

to the Corporation’s

Corporate Ethics Officer

or
anonymously

through

EthicsPoint

at

www.popular.com/ethicspoint

-en

(English),
www.popular.com/ethicspoint

(Spanish), or

by calling

-866-737-6813 from

Puerto Rico,
the United

States or

the U.S.

Virgin Islands; 1-833-416-6777 from

Puerto Rico;

1-833-439-

1392

from

the

British

Virgin

Islands;

01-800-519-0915

from

Colombia

and

0-800-032-
0441 from Costa Rica.
VIII. SANCTIONS
Failure by

the Corporation

to comply

with the

disclosure and recovery

provisions of

this
Policy

with

respect

to

Incentive-Based

Compensation

may

subject

the

Corporation

to
delisting from Nasdaq and SEC penalties. Non-compliance with this Policy by any officer or employee may

subject the officer or

employee to disciplinary action

by the Corporation,
up to and including termination for

cause. Non-compliance may also constitute violations
of law subject to

investigation, and in some

cases may carry civil

or criminal prosecution
and sanctions.
IX. REVIEW OF POLICY
The Our People Corporate Services

division, in consultation with

the Chief Legal Officer
of

the

Corporation

will

review

this

Policy

on

an

annual

basis

and

recommend

such
revisions

or

amendments,

if

any,

to

the Committee

as

deemed necessary

or

appropriate.
The Committee shall

review and approve any

revisions to this

Policy and submit

it to the
Board for ratification, annually.